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                                                                  EXHIBIT 23(a)


                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) to register 6 million shares of Common Stock of UtiliCorp United Inc. of our report dated February 6, 1996, included in the UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this Official Statement.


                                    /s/ Arthur Andersen LLP


Kansas City, Missouri,
  October 25, 1996